Exhibit 99.1

Perry Ellis International Reports Fourth Quarter & Full Fiscal 2011 Results

•	Total revenue increased to $790 million from $754 million last year, an increase of 5%

•	Fiscal 2011 EPS increased 68% to $1.70 vs. $1.01 last year

•	Fiscal 2011 adjusted EPS of $1.85, an increase of 81% from prior year adjusted EPS of $1.02

•	Fiscal 2011 gross margins increased to 35.7% from 33.0% last year

•	Further strengthened capital structure with completion of common stock and senior note offering

•	Expects fiscal 2012 EPS in range of $2.30 - $2.40

•	Revenue expected to reach $1 billion for fiscal 2012

Perry Ellis International, Inc. (NASDAQ:PERY) today reported results for the fourth quarter (“fourth quarter of fiscal 2011”) and the fiscal year ended January 29, 2011 (“fiscal 2011”).

Fiscal 2011 Results

Fiscal 2011 revenues were $790.3 million, which was in line with Company guidance, compared to $754.2 million reported in the prior year ended January 30, 2010 (“fiscal 2010”). This represents a 5% revenue increase over fiscal 2010. Excluding planned exited businesses associated with mass market programs and an exited license agreement totaling $36 million in fiscal 2010, fiscal 2011 revenues increased by 10% over fiscal 2010.

The Company reported an 83% increase in net income attributed to Perry Ellis International, Inc. for fiscal 2011 of $24.1 million, or $1.70 per fully diluted share compared to net income attributed to Perry Ellis International, Inc. of $13.2 million, or $1.01 per fully diluted share, for fiscal 2010.

Net income attributed to Perry Ellis International, Inc. per share (“EPS”), diluted, as adjusted for fiscal 2011 was $1.85 compared to EPS, diluted, as adjusted of $1.02 in fiscal 2010. EPS, as adjusted excludes costs associated with the recent acquisition of certain assets of Rafaella Apparel Group, Inc. (“Rafaella”) and impairment charges of certain retail store leaseholds for fiscal 2011 and 2010. (See attached reconciliation “Table 1”).

“Fiscal 2011 was an outstanding year for Perry Ellis International. The results we delivered and our current positioning in the market place remains a testament to the strength of our brand portfolio and business model,” commented Oscar Feldenkreis, President and COO. “Our key growth platforms led by women’s and contemporary with the recent acquisition of Rafaella, as well as Perry Ellis Collection, Golf, Hispanic, and direct to consumer, are all very well positioned to show strong organic growth and capture additional market share in fiscal 2012,” continued Mr. Feldenkreis.

Overall gross margin for fiscal 2011 improved to 35.7% compared to 33.0% in fiscal 2010, an increase of 270 basis points. Improved profitability within the Company’s direct-to-consumer businesses, increased full price sell-throughs at retail, and a continued mix of higher margin branded product all contributed to the significant expansion in gross margin over fiscal 2010.

Earnings before interest, tax, Rafaella acquisition costs, impairments, depreciation, and amortization (“adjusted EBITDA”) for fiscal 2011 was $64.7 million, or 8.2% of total revenues. This represents a 33% increase over fiscal 2010 adjusted EBITDA of $48.7 million. (See attached reconciliation “Table 2”).

Fourth Quarter 2011 Results

Total revenue for the fourth quarter of fiscal 2011 was $206.9 million, a 5% increase compared to $196.4 million reported in the fourth quarter of fiscal 2010. The increase is attributable to strong performance within Perry Ellis Collection at department stores, as well as the direct to consumer and women’s and contemporary businesses.

As reported under GAAP, fourth quarter fully diluted EPS was $0.54 compared to $0.64 in the fourth quarter of fiscal 2010. Excluding the above mentioned costs associated with the Rafaella acquisition and impairment charges of certain leaseholds for fiscal 2011 and 2010, fully diluted EPS, as adjusted, for the fourth quarter was $0.69 compared to $0.65 in the prior year period. (See attached reconciliation “Table 1”).

Balance Sheet Update

The Company remained in outstanding financial position at year end. With a strong focus on working capital management, the Company generated $21 million in cash from operations and free cash flow of $14 million for year. The Company reported $18.5 million in cash and cash equivalents at year end.

Inventory was $178.2 million at year end compared to $112.3 million in the prior year period. Of the $65.9 million increase, $22.7 million was related to inventory associated with the acquisition of Rafaella. In addition, inventory rose to support the planned growth of the business and included strategic purchases to secure pricing and capacity and was in-line with Company expectations.

Accounts receivable, decreased 7% to $129.5 million at year end compared to $139.9 million in fiscal 2010. Excluding $4.9 million related to the Rafaella acquisition, accounts receivable decreased 11% as compared to $139.9 million in fiscal 2010.

Fiscal 2012 Guidance

As previously announced on March 8, 2011, the Company completed a concurrent offering of two million shares of its common stock and $150.0 million of senior subordinated notes due 2019. As a result of these two transactions, the Company further strengthened its financial condition, and remains positioned to continue utilizing the strength of its capital structure to drive strong organic growth and also maximize new initiatives derived by the recent acquisition of Rafaella.

Both transactions will have a dilutive effect on the Company for the twelve months ending January 28, 2012 (“fiscal 2012”), and the Company now anticipates fully diluted EPS in the range of $2.30 to $2.40, which represents growth of 27% at the mid-point of the range from adjusted diluted EPS of $1.85 in fiscal 2011. This compares to the Company’s pre-common stock and senior subordinated note offering EPS guidance of $2.50 to $2.65.

“We are extremely pleased with our two recent capital market transactions, which serve as an integral part of our overall growth strategy and strong financial condition,” commented George Feldenkreis, Chairman and CEO of Perry Ellis International. “As we continue to see the momentum from fiscal 2011 within many of our businesses, we feel confident in our ability to offset a significant portion of the dilutive impact from these transactions and deliver earnings per share in the range of $2.30 - $2.40, for this fiscal year,” continued Mr. Feldenkreis.

The Company reaffirmed guidance for revenues to reach $1 billion dollars for fiscal 2012.

About Perry Ellis International

Perry Ellis International, Inc. is a leading designer, distributor and licensor of a broad line of high quality men’s and women’s apparel, accessories and fragrances. The Company’s collection of dress and casual shirts, golf sportswear, sweaters, dress pants, casual pants and shorts, jeans wear, active wear and men’s and women’s swimwear is available through all major levels of retail distribution. The Company, through its wholly owned subsidiaries, owns a portfolio of nationally and internationally recognized brands, including: Perry Ellis(R), Jantzen(R), Laundry by Shelli Segal(R), C&C California(R), Cubavera(R), Centro(R), Solero(R), Munsingwear(R), Savane(R), Original Penguin(R) by Munsingwear(R), Grand Slam(R), Natural Issue(R), Pro Player(R), Havanera Co.(R), Axis(R), Tricots St. Raphael(R), Gotcha(R), Girl Star(R), MCD(R), John Henry(R), Mondo di Marco(R), Redsand(R), Manhattan(R), Axist(R), Farah(R) and Rafaella(R). The Company enhances its roster of brands by licensing trademarks from third parties, including: Pierre Cardin(R) for men’s sportswear, Nike(R) and Jag(R) for swimwear, and Callaway(R), TOP-FLITE(R), PGA TOUR(R) and Champions Tour(R) for golf apparel. Additional information on the Company is available at http://www.pery.com.

Safe Harbor Statement

We caution readers that the forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “guidance,” “indicate,” “intend,” “may,” “might,” “plan,” “possibly,” “potential,” “predict,” “probably,” “proforma,” “project,” “seek,” “should,” “target,” or “will” and similar words or phrases or comparable terminology. We have based such forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control. These factors include: general economic conditions, a significant decrease in business from or loss of any of our major customers or programs, anticipated and unanticipated trends and conditions in our industry, including the impact of recent or future retail and wholesale consolidation, recent and future economic conditions, including turmoil in the financial and credit markets, the effectiveness of our planned advertising, marketing and promotional campaigns, our ability to contain costs, disruptions in the supply chain, our future capital needs and our ability to obtain financing, our ability to protect our trademarks, our ability to integrate acquired businesses, trademarks, trade names and licenses, our ability to predict consumer preferences and changes in fashion trends and consumer acceptance of both new designs and newly introduced products, the termination or non-renewal of any material license agreements to which we are a party, changes in the costs of raw materials, labor and advertising, our ability to carry out growth strategies including expansion in international and direct to consumer retail markets, the level of consumer spending for apparel and other merchandise, our ability to compete, exposure to foreign currency risk and interest rate risk, possible disruption in commercial activities due to terrorist activity and armed conflict, and other factors set forth in Perry Ellis International’s filings with the Securities and Exchange Commission. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in Perry Ellis’ filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which are valid only as of the date they were made. We undertake no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise.

SOURCE: Perry Ellis International, Inc.

For Perry Ellis International, Inc.

ICR, Inc.

Allison Malkin, 203-682-8225

PERRY ELLIS INTERNATIONAL, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (UNAUDITED)

(amounts in 000’s, except per share information)

INCOME STATEMENT DATA:

	Three Months Ended		Years Ended
	January 29, 2011	January 30, 2010	January 29, 2011	January 30, 2010
Revenues
Net sales	$199,164	$190,045	$763,884	$729,217
Royalty income	7,744	6,393	26,404	24,985

Total revenues	206,908	196,438	790,288	754,202
Cost of sales	132,933	126,769	507,829	505,104

Gross profit	73,975	69,669	282,459	249,098
Operating expenses
Selling, general and administrative expenses	56,430	49,578	220,018	200,356
Depreciation and amortization	3,101	3,320	12,211	13,625
Impairment on long-lived assets	392	254	392	254

Total operating expenses	59,923	53,152	232,621	214,235

Operating income	14,052	16,517	49,838	34,863
Cost on early extinguishment of debt	—	357	730	357
Interest expense	2,914	4,076	13,203	17,371

Income before income taxes	11,138	12,084	35,905	17,135
Income tax (benefit) provision	3,427	3,508	11,393	3,615

Net income	7,711	8,576	24,512	13,520

Less: net income attributed to noncontrolling interest	—	88	400	353

Net income attributed to Perry Ellis International, Inc.	$7,711	$8,488	$24,112	$13,167

Net income attributed to Perry Ellis International, Inc. per share
Basic	$0.58	$0.67	$1.84	$1.04

Diluted	$0.54	$0.64	$1.70	$1.01

Weighted average number of shares outstanding
Basic	13,214	12,730	13,110	12,699
Diluted	14,342	13,351	14,149	13,005

PERRY ELLIS INTERNATIONAL, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (UNAUDITED)

(amounts in 000’s)

BALANCE SHEET DATA:

	As of
	January 29, 2011	January 30, 2010
Assets
Current assets:
Cash and cash equivalents	$18,524	$18,269
Accounts receivable, net	129,534	139,934
Inventories	178,217	112,315
Other current assets	36,785	24,822

Total current assets	363,060	295,340

Property and equipment, net	55,077	60,467
Intangible assets	262,647	200,315
Other assets	4,946	5,194

Total assets	$685,730	$561,316

Liabilities and equity
Current liabilities:
Accounts payable	$73,890	$65,203
Accrued expenses and other liabilities	30,650	31,597
Accrued interest payable	3,744	4,482
Unearned revenues	4,438	6,002

Total current liabilities	112,722	107,284

Long term liabilities:
Senior subordinated notes payable	105,221	129,870
Senior credit facility	97,342	—
Real estate mortgages	25,793	13,712
Deferred pension obligation	13,120	17,237
Unearned revenues and other long-term liabilities	28,592	23,097

Total long-term liabilities	270,068	183,916

Total liabilities	382,790	291,200

Equity:
Total stockholders’ equity	302,940	270,116

Total liabilities and stockholders’ equity	$685,730	$561,316

PERRY ELLIS INTERNATIONAL, INC. AND SUBSIDIARIES

Table 1

Reconciliation of fiscal 2011 and 2010 and fourth quarter of fiscal 2011 and 2010 earnings per share to adjusted earnings per share.

(UNAUDITED)

(amounts in 000’s)

	Three Months Ended		Years Ended
	January 29, 2011	January 30, 2010	January 29, 2011	January 30, 2010
Net income attributed to Perry Ellis International, Inc.	$7,711	$8,488	$24,112	$13,167
Plus:
Impairment on long-lived assets	392	254	392	254
Acquisition costs	2,227	—	2,227	—
Less:
Tax benefit	(504)	(97)	(504)	(97)

Net income attributed to Perry Ellis International, Inc., as adjusted	$9,826	$8,645	$26,227	$13,324

	Three Months Ended		Years Ended
	January 29, 2011	January 30, 2010	January 29, 2011	January 30, 2010
Net income attributed to Perry Ellis International, Inc. per share, diluted	$0.54	$0.64	$1.70	$1.01
Plus:
Net per share impairment on long-lived assets	$0.02	$0.01	$0.02	$0.01
Net per share acquisition costs	$0.13	$—	$0.13	$—

Net income attributed to Perry Ellis International, Inc., as adjusted, per share, diluted	$0.69	$0.65	$1.85	$1.02

“Adjusted net income attributed to Perry Ellis International Inc. per share, diluted” consists of “net income attributed to Perry Ellis International Inc. per share, diluted” adjusted for the impact of the acquisition cost associated with the recent acquisition of certain assets of Rafaella and the impairment on long-lived assets associated with certain retail store leaseholds. These costs and impairment are not indicative of our ongoing operations and thus to get a more comparable result with the operating performance of the apparel industry, they have been removed, net of taxes, from the calculation.

PERRY ELLIS INTERNATIONAL, INC. AND SUBSIDIARIES

Table 2

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA(1)

(UNAUDITED)

(amounts in 000’s)

	Three Months Ended		Years Ended
	January 29, 2011	January 30, 2010	January 29, 2011	January 30, 2010

Net income attributed to Perry Ellis International, Inc.	$7,711	$8,488	$24,112	$13,167
Plus:
Depreciation and amortization	3,101	3,320	12,211	13,625
Interest expense	2,914	4,076	13,203	17,371
Net income attributable to noncontrolling interest	—	88	400	353
Cost on early extinguishment of debt	—	357	730	357
Income tax (benefit) provision	3,427	3,508	11,393	3,615

EBITDA	$17,153	$19,837	$62,049	$48,488

Acquisition costs	2,227	—	2,227	—
Impairment on long-lived assets	392	254	392	254

EBITDA, as adjusted	$19,772	$20,091	$64,668	$48,742

Gross profit	$73,975	$69,669	$282,459	$249,098
Less:
Selling, general and administrative expenses, less
Rafaella acquisition costs	(54,203)	(49,578)	(217,791)	(200,356)

EBITDA, as adjusted	$19,772	$20,091	$64,668	$48,742

Total revenues	$206,908	$196,438	$790,288	$754,202

EBITDA, as adjusted, margin percentage of revenues	9.6%	10.2%	8.2%	6.5%

(1)	“EBITDA” consists of earnings before interest, taxes, depreciation, amortization, cost on early extinguishment of debt and noncontrolling interest. EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States of America, and does not represent cash flow from operations. EBITDA is presented solely as a supplemental disclosure because management believes that it is a common measure of operating performance in the apparel industry.

“EBITDA as adjusted” consists of EBITDA adjusted for the impact of the non-cash impairment on long-lived assets and the acquisition costs associated with the Rafaella transaction These charges are not indicative of our ongoing operations and thus to get a more comparable result with the operating performance of the apparel industry, they have been removed from the calculation.